EXHIBIT 99.1

    News Release

DARLING INGREDIENTS INC. REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

IRVING, TEXAS, Nov. 3, 2020/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

Third Quarter 2020
•Net income of $101.1 million, or $0.61 per GAAP diluted share
•Net Sales of $850.6 million
•Combined adjusted EBITDA of $218.5 million
•Diamond Green Diesel (“DGD”) earned $2.41 EBITDA per gallon on approximately 80 million gallons sold
•Global Ingredients business trailing twelve month EBITDA of $467.6 million demonstrates the continued strength and diversity of the platform

Darling reported net sales of $850.6 million for the third quarter of 2020, as compared with net sales of $842.0 million for the same period a year ago. Net income attributable to Darling for the three months ended September 26, 2020 was $101.1 million, or $0.61 per diluted share, compared to a net income of $25.7 million, or $0.15 per diluted share, for the third quarter of 2019.

“Better results in our food segment combined with a strong performance in our international fuel segment, drove the results for our best quarterly performance of 2020,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “We continue to see improved margins in our global rendering through better cost management and our hydrolyzed collagen sales most affected by the economic impact of COVID have seen a solid turnaround.”

“DGD had record sales volume of 80 million gallons for the third quarter as our vertically integrated supply chain that supports the lowest cost production system and the lowest carbon scoring feedstocks in North America continued to produce strong results. The plant turnaround in October was completed on schedule as we look to finish up 2020 on a positive note producing 285 million gallons of renewable diesel for the year,” Stuewe added.

“Our balance sheet remains strong as we paid down our outstanding term loan B by $145 million during the third quarter. Our leverage ratio as measured by our bank covenant was 1.93 at the end of the third quarter as we continue to work on achieving an investment grade rating in the future. Our capital expenditures stood at approximately $185 million for the first nine months of 2020, as we continue to effectively manage our capital expenditures,” commented Stuewe.

For the nine months ended September 26, 2020, Darling reported net sales of $2.6 billion, as compared with net sales of $2.5 billion for the same period of 2019. Net Income attributable to Darling for the first nine months of 2020 was $252.1 million, or $1.51 per diluted share, as compared to a net income of $70.0 million, or $0.42 per diluted share, for the first nine months of 2019.

In October 2020, Darling acquired a private company that owned rendering plants located in Belgium for approximately $29 million. This acquisition adds approximately 50 million pounds of protein meals and 50 million pounds of animal fats to Darling’s capabilities, giving the company a stronger position in rendered poultry products in Belgium.

As of September 26, 2020, Darling had $66.0 million in cash and cash equivalents, and $934.3 million available under committed revolving credit agreements. Total debt outstanding at the end of the third quarter of 2020 was $1.5 billion.

News Release November 3, 2020 Page 2

Combined adjusted EBITDA was $218.5 million for the third quarter of 2020, compared to $147.8 million for the same period in 2019. On a year-to-date basis, combined adjusted EBITDA totaled $627.0 million for 2020, compared to $440.5 million on a year-to-date basis for 2019.
Segment Financial Tables (in thousands)

Three Months Ended September 26, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$483,025	$291,842	$75,702	$—	$850,569
Cost of sales and operating expenses	361,576	226,745	50,047	—	638,368
Gross margin	$121,449	$65,097	$25,655	$—	$212,201

Loss/(gain) on sale of assets	167	16	(61)	—	122
Selling, general and administrative expenses	49,028	23,366	5,038	12,561	89,993
Depreciation and amortization	53,764	20,648	8,633	2,685	85,730
Equity in net income of Diamond Green Diesel	—	—	91,099	—	91,099
Segment operating income/(loss)	$18,490	$21,067	$103,144	$(15,246)	$127,455
Equity in net income of unconsolidated subsidiaries	$906	$—	$—	$—	$906
Segment income/(loss)	$19,396	$21,067	$103,144	$(15,246)	$128,361

Segment EBITDA	$72,254	$41,715	$20,678	$(12,561)	$122,086
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$96,435	$—	$96,435
Combined adjusted EBITDA	$72,254	$41,715	$117,113	$(12,561)	$218,521

Three Months Ended September 28, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$496,978	$276,467	$68,604	$—	$842,049
Cost of sales and operating expenses	379,792	214,643	58,488	—	652,923
Gross margin	$117,186	$61,824	$10,116	$—	$189,126

Loss/(gain) on sale of assets	(2,429)	(253)	13	—	(2,669)
Selling, general and administrative expenses	47,319	22,811	912	12,507	83,549
Depreciation and amortization	50,182	19,743	7,895	2,587	80,407
Equity in net income of Diamond Green Diesel	—	—	32,020	—	32,020
Segment operating income/(loss)	$22,114	$19,523	$33,316	$(15,094)	$59,859
Equity in net loss of unconsolidated subsidiaries	$(665)	$—	$—	$—	$(665)
Segment income/(loss)	$21,449	$19,523	$33,316	$(15,094)	$59,194

Segment EBITDA	$72,296	$39,266	$9,191	$(12,507)	$108,246
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$39,548	$—	$39,548
Combined adjusted EBITDA	$72,296	$39,266	$48,739	$(12,507)	$147,794

News Release November 3, 2020 Page 3

Segment Financial Tables (in thousands) continued

Nine Months Ended September 26, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,499,340	$841,070	$211,674	$—	$2,552,084
Cost of sales and operating expenses	1,117,931	652,334	147,358	—	1,917,623
Gross margin	$381,409	$188,736	$64,316	$—	$634,461

Loss/(gain) on sale of assets	293	(30)	(53)	—	210
Selling, general and administrative expenses	153,459	71,406	10,645	40,869	276,379
Depreciation and amortization	159,968	60,925	24,705	8,113	253,711
Equity in net income of Diamond Green Diesel	—	—	252,411	—	252,411
Segment operating income/(loss)	$67,689	$56,435	$281,430	$(48,982)	$356,572
Equity in net income of unconsolidated subsidiaries	$2,467	$—	$—	$—	$2,467
Segment income/(loss)	$70,156	$56,435	$281,430	$(48,982)	$359,039

Segment EBITDA	$227,657	$117,360	$53,724	$(40,869)	$357,872
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$269,177	$—	$269,177
Combined adjusted EBITDA	$227,657	$117,360	$322,901	$(40,869)	$627,049

Nine Months Ended September 28, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,480,244	$830,466	$193,767	$—	$2,504,477
Cost of sales and operating expenses	1,143,606	643,091	161,855	—	1,948,552
Gross margin	$336,638	$187,375	$31,912	$—	$555,925

Loss/(gain) on sale of assets	(7,343)	(13,518)	16	—	(20,845)
Selling, general and administrative expenses	142,615	68,129	583	38,242	249,569
Depreciation and amortization	148,271	59,115	24,055	7,616	239,057
Equity in net income of Diamond Green Diesel	—	—	94,390	—	94,390
Segment operating income/(loss)	$53,095	$73,649	$101,648	$(45,858)	$182,534
Equity in net loss of unconsolidated subsidiaries	$(1,087)	$—	$—	$—	$(1,087)
Segment income/(loss)	$52,008	$73,649	$101,648	$(45,858)	$181,447

Segment EBITDA	$201,366	$132,764	$31,313	$(38,242)	$327,201
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$113,270	$—	$113,270
Combined adjusted EBITDA	$201,366	$132,764	$144,583	$(38,242)	$440,471

News Release November 3, 2020 Page 4

Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
September 26, 2020 and December 28, 2019
(in thousands)

	September 26,	December 28,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$65,845	$72,935
Restricted cash	110	110
Accounts receivable, net	373,583	406,338
Inventories	406,805	362,957
Prepaid expenses	52,359	46,599
Income taxes refundable	3,940	3,317
Other current assets	28,532	25,032
Total current assets	931,174	917,288

Property, plant and equipment, net	1,789,172	1,802,411
Intangible assets, net	474,793	526,394
Goodwill	1,239,343	1,223,291
Investment in unconsolidated subsidiaries	742,875	689,354
Operating lease right-of-use assets	142,269	124,726
Other assets	45,598	47,400
Deferred income taxes	15,762	14,394
	$5,380,986	$5,345,258

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$26,185	$90,996
Accounts payable, principally trade	206,998	239,252
Income taxes payable	19,013	8,895
Current operating lease liabilities	40,973	37,805
Accrued expenses	330,385	311,391
Total current liabilities	623,554	688,339
Long-term debt, net of current portion	1,448,019	1,558,429
Long-term operating lease liabilities	105,821	91,424
Other noncurrent liabilities	102,559	115,785
Deferred income taxes	265,844	247,931
Total liabilities	2,545,797	2,701,908
Commitments and contingencies
Total Darling's stockholders' equity	2,773,920	2,565,819
Noncontrolling interests	61,269	77,531
Total stockholders' equity	$2,835,189	$2,643,350
	$5,380,986	$5,345,258

News Release November 3, 2020 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Nine-Month Periods Ended September 26, 2020 and
September 28, 2019
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 26,	September 28,	Favorable	September 26,	September 28,	Favorable
	2020	2019	(Unfavorable)	2020	2019	(Unfavorable)
Net sales	$850,569	$842,049	$8,520	$2,552,084	$2,504,477	$47,607
Costs and expenses:
Cost of sales and operating expenses	638,368	652,923	14,555	1,917,623	1,948,552	30,929
Loss (gain) on sale of assets	122	(2,669)	(2,791)	210	(20,845)	(21,055)
Selling, general and administrative expenses	89,993	83,549	(6,444)	276,379	249,569	(26,810)
Depreciation and amortization	85,730	80,407	(5,323)	253,711	239,057	(14,654)
Total costs and expenses	814,213	814,210	(3)	2,447,923	2,416,333	(31,590)
Equity in net income of Diamond Green Diesel	91,099	32,020	59,079	252,411	94,390	158,021
Operating income	127,455	59,859	67,596	356,572	182,534	174,038
Other expense:
Interest expense	(18,793)	(19,359)	566	(55,803)	(60,088)	4,285
Debt extinguishment costs	—	—	—	—	(12,126)	12,126
Foreign currency gain/(loss)	(1,239)	466	(1,705)	(709)	(654)	(55)
Other expense, net	(1,912)	(2,614)	702	(5,278)	(7,158)	1,880
Total other expense	(21,944)	(21,507)	(437)	(61,790)	(80,026)	18,236
Equity in net income/(loss) of unconsolidated subsidiaries	906	(665)	1,571	2,467	(1,087)	3,554
Income before income taxes	106,417	37,687	68,730	297,249	101,421	195,828
Income tax expense	4,812	10,850	6,038	43,058	23,900	(19,158)
Net income	101,605	26,837	74,768	254,191	77,521	176,670
Net income attributable to noncontrolling interests	(480)	(1,116)	636	(2,117)	(7,530)	5,413
Net income attributable to Darling	$101,125	$25,721	$75,404	$252,074	$69,991	$182,083

Basic income per share:	$0.62	$0.16	$0.46	$1.55	$0.42	$1.13
Diluted income per share:	$0.61	$0.15	$0.46	$1.51	$0.42	$1.09

Number of diluted common shares:	166,997	168,266		166,974	168,453

News Release November 3, 2020 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended September 26, 2020 and September 28, 2019
(in thousands)
(unaudited)

	Nine Months Ended
	Sept 26,	Sept 28,
Cash flows from operating activities:	2020	2019
Net income	$254,191	$77,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	253,711	239,057
Loss/(gain) on disposal of property, plant, equipment and other assets	210	(20,845)
Gain on insurance proceeds from insurance settlements	—	(1,371)
Deferred taxes	13,362	(4,765)
Increase (decrease) in long-term pension liability	(7,960)	1,122
Stock-based compensation expense	19,202	18,543
Write-off deferred loan costs	2,419	4,721
Deferred loan cost amortization	4,242	4,435
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(254,878)	(93,303)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	207,165	57,118
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	36,083	20,388
Income taxes refundable/payable	8,282	8,058
Inventories and prepaid expenses	(43,980)	(34,371)
Accounts payable and accrued expenses	(10,832)	(19,799)
Other	(10,804)	6,173
Net cash provided by operating activities	470,413	262,682
Cash flows from investing activities:
Capital expenditures	(184,919)	(245,092)
Acquisition, net of cash acquired	—	(1,431)
Investment in unconsolidated subsidiary	—	(2,000)
Gross proceeds from disposal of property, plant and equipment and other assets	1,291	15,402
Proceeds from insurance settlement	—	1,371
Payments related to routes and other intangibles	(3,712)	(3,150)
Net cash used by investing activities	(187,340)	(234,900)
Cash flows from financing activities:
Proceeds from long-term debt	24,085	511,985
Payments on long-term debt	(171,640)	(566,107)
Borrowings from revolving credit facility	390,971	325,485
Payments on revolving credit facility	(415,800)	(332,884)
Net cash overdraft financing	(33,385)	27,858
Deferred loan costs	(3,688)	(7,027)
Issuance of common stock	67	39
Repurchase of common stock	(55,044)	(11,740)
Minimum withholding taxes paid on stock awards	(7,980)	(3,247)
Acquisition of noncontrolling interest	(8,784)	—
Distributions to noncontrolling interests	(6,253)	(4,500)
Net cash provided by financing activities	(287,451)	(60,138)
Effect of exchange rate changes on cash flows	(2,712)	(5,732)
Net decrease in cash, cash equivalents and restricted cash	(7,090)	(38,088)
Cash, cash equivalents and restricted cash at beginning of year	73,045	107,369
Cash, cash equivalents and restricted cash at end of period	$65,955	$69,281
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(2,202)	$3,978
Cash paid during the period for:
Interest, net of capitalized interest	$39,481	$49,727
Income taxes, net of refunds	$24,868	$21,475
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$44,479	$16,425
Non-cash financing activities:
Debt issued for service contract assets	$21	$—

News Release November 3, 2020 Page 7

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2020 and December 31, 2019
(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets:
Total current assets	$465,669	$668,026
Property, plant and equipment, net	1,039,802	713,489
Other assets	32,813	30,710
Total assets	$1,538,284	$1,412,225

Liabilities and members' equity:
Total current portion of long term debt	$506	$341
Total other current liabilities	98,618	75,802
Total long term debt	8,839	8,742
Total other long term liabilities	3,875	4,422
Total members' equity	1,426,446	1,322,918
Total liabilities and members' equity	$1,538,284	$1,412,225

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Nine-Month Periods Ended September 30, 2020
and September 30, 2019
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2020	2019	(Unfavorable)	2020	2019	(Unfavorable)
Revenues:
Operating revenues	$346,276	$262,118	$84,158	$1,000,717	$859,647	$141,070
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	153,406	183,022	29,616	462,364	633,109	170,745
Depreciation, amortization and accretion expense	10,772	15,242	4,470	33,660	38,574	4,914
Total costs and expenses	164,178	198,264	34,086	496,024	671,683	175,659
Operating income	182,098	63,854	118,244	504,693	187,964	316,729
Other income	415	506	(91)	1,076	1,781	(705)
Interest and debt expense, net	(315)	(320)	5	(947)	(965)	18
Net income	$182,198	$64,040	$118,158	$504,822	$188,780	$316,042

News Release November 3, 2020 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Nine-Month Periods ended September 26, 2020 and September 28, 2019

	Three Months Ended			Nine Months Ended
Adjusted EBITDA	September 26,		September 28,	September 26,		September 28,
(U.S. dollars in thousands)	2020		2019	2020		2019

Net income attributable to Darling	$101,125		$25,721	$252,074		$69,991
Depreciation and amortization	85,730		80,407	253,711		239,057
Interest expense	18,793		19,359	55,803		60,088
Income tax expense	4,812		10,850	43,058		23,900
Foreign currency loss/(gain)	1,239		(466)	709		654
Other expense, net	1,912		2,614	5,278		7,158
Debt extinguishment costs	—		—	—		12,126
Equity in net income of Diamond Green Diesel	(91,099)		(32,020)	(252,411)		(94,390)
Equity in net (income)/loss of unconsolidated subsidiaries	(906)		665	(2,467)		1,087
Net income attributable to noncontrolling interests	480		1,116	2,117		7,530
Adjusted EBITDA (Non-GAAP)	$122,086		$108,246	$357,872		$327,201
Foreign currency exchange impact	(3,702)	(1)	—	407	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$118,384		$108,246	$358,279		$327,201

DGD Joint Venture Adjusted EBITDA (Darling's share)	$96,435		$39,548	$269,177		$113,270
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$218,521		$147,794	$627,049		$440,471

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended September 26, 2020 of €1.00:USD$1.17 and CAD$1.00:USD$0.75 as compared to the average rate for the three months ended September 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD $0.76, respectively. (2) The average rate assumption used in the calculation was the actual fiscal average rate for the nine months ended September 26, 2020 of €1.00:USD$1.12 and CAD$1.00:USD$0.74 as compared to the average rate for the nine months ended September 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is one of the world’s leading producers of organic ingredients, producing a wide array of sustainable protein and fat products while being one of the largest producers of renewable clean energy. With operations on five continents, Darling collects waste streams from the agri-food industry, repurposing into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. The Company sells its products around the globe and works to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy while optimizing our services to the food chain. Darling is a 50% joint partner in Diamond Green Diesel (DGD), North America’s largest renewable diesel manufacturer, currently producing approximately 275 million gallons of renewable diesel annually which products reduce Green House Gas (GHG) emissions by up to 85% compared to fossil fuels. For additional information, visit the Company's website at http://www.darlingii.com. For more information on Darling’s ESG efforts, visit http://www.darlingii.com/csr.

News Release November 3, 2020 Page 9

Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2020 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Wednesday, November 4, 2020. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10149629. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through November 11, 2020, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10149629. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at September 26, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline

News Release November 3, 2020 Page 10

in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823